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                 SECOND AMENDED AND RESTATED CO-SALE AGREEMENT

     SECOND AMENDED AND RESTATED CO-SALE AGREEMENT, dated as of July 26, 1995, by and among C. Eugene Ennis, residing at 513 White Wing, Houston, Texas 77079; Douglas C. Nester, residing at 5410 Three Oaks Circle, Houston, Texas 77069; and Peter M. Duncan, residing at 13715 Alchester Lane, Houston, Texas 77079 (collectively, the "Founders"); 3DX TECHNOLOGIES INC., a Delaware corporation (the "Company"); the parties listed as Prior Investors on Schedule 1 annexed hereto (the "Prior Investors"); and the parties listed as Purchasers on Schedule 2 annexed hereto (the "Purchasers" and, together with the Prior Investors, the "Investors").

     WHEREAS, the Prior Investors acquired from the Company units consisting of shares of its Redeemable Preferred Stock, Series B, par value $.01 per share ("Series B Preferred"), and Common Stock, par value $.01 per share ("Common Stock"), pursuant to a Stock Purchase Agreement dated as of November 9, 1993 (the "Prior Purchase Agreement") among the Company, the Prior Investors and, as to certain provisions thereof, the Founders; and

     WHEREAS, in connection with the execution of the Prior Purchase Agreement and the consummation of the transactions contemplated thereby, the Founders, the Company and the Prior Investors entered into an Amended and Restated Co-Sale Agreement dated as of November 9, 1993 (the "Original Co-Sale Agreement"); and

     WHEREAS, concurrently herewith the Purchasers are acquiring from the Company 3,000,000 shares of its Senior Redeemable Convertible Preferred Stock, Series C, par value $.01 per share ("Series C Preferred"), pursuant to a Series C Preferred Stock Purchase Agreement dated as of the date hereof (the "Series C Agreement") among the Company, the Purchasers, the Prior Investors and, as to certain provisions thereof, the Founders; and

     WHEREAS, the Founders are presently the legal owners of an aggregate of 2,220,780 shares of the outstanding Common Stock of the Company, 233,780 of which were purchased pursuant to the Prior Purchase Agreement; and

     WHEREAS, the Purchasers would not enter into the Series C Agreement without the delivery by the Founders, the Company and the Prior Investors of this Agreement; and

     WHEREAS, in order to induce the Purchasers to enter into and carry out the transactions contemplated by the Series C Agreement, the Founders, the Company and the


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Prior Investors are willing to terminate the Original Co-Sale Agreement and enter into this Agreement in lieu thereof;

     NOW, THEREFORE, in consideration of the promises contained herein, the parties hereby agree as follows:

                                  SALES BY FOUNDERS

     1.01 None of the Founders shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber all or any of the shares of Common Stock now owned or hereafter acquired by him, other than shares of Common Stock acquired under the Prior Purchase Agreement, as to which this Agreement shall not be applicable (such shares, excluding those acquired under the Prior Purchase Agreement, are hereinafter collectively referred to as the "Securities"), except as specifically provided in Section 1.05 of this Agreement. Should any Founder receive one or more bona fide offers (collectively, the "Purchase Offer"), from any person or entity (the "Offeror") to purchase from a Founder any of the Securities that would result in aggregate sales of Securities by such Founder in excess of (i) five percent (5%) of the number of shares of the Securities held by such Founder in any 12-month period, based on the number of shares of the Securities held by such Stockholder at the beginning of such period, or (ii) ten percent (10%) of the Securities held by such Founder as of the date hereof, then such Founder shall promptly notify the Investors of the name and address of the Offeror and the terms and conditions of such Purchase Offer (the "Section 1.01 Notice").

     1.02 In the event of a contemplated sale by a Founder of Securities to an Offeror, the selling Founder will provide to the Investors the right to sell certain of their shares of Registrable Stock (as defined in the Series C Agreement) to the third party on the same terms and conditions, so that up to 50% of the aggregate shares of the Company's capital stock sold to such Offeror shall consist of Investors' Registrable Stock and the remainder shall consist of the Founder or Founders' Securities proposed to be sold. Each of the Investors shall have the right, exercisable upon written notice to such Founder within fifteen (15) business days after receipt of the Section 1.01 Notice, to participate in the Founder's sale of Securities pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Securities that the Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced. Each Investor's pro rata share shall be the ratio of the number of shares of Registrable Stock then held by such Investor as of the date of the Purchase Offer to the sum of the total number of shares of (i) Registrable Stock held by all Investors and (ii) Securities held by the selling Founder as of such date. The right of participation of each of the Investors shall be subject to the following terms and conditions:

     (a) Each of the Investors may sell all or any part of that number of shares of Registrable Stock as is equal to the product obtained by multiplying the aggregate number of


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shares of Securities covered by the Purchase Offer by such Investor's pro rata share, subject in all events to the limitations in Section 1.02 hereof.

     (b) If any Investor elects not to sell the full number of shares such Investor is entitled to sell pursuant to subparagraph (a) above, the other Investors shall have the right to sell the portion not sold by such Investor, on a pro rata basis, by giving notice within three (3) business days after receipt of notice from such Founder that an Investor has failed to exercise its right hereunder to sell all of its pro rata share, but no later than twenty-five (25) days from the date of mailing of the Section 1.01 Notice.

     (c) Each Investor may effect his or its participation in the sale by delivering to the Offeror or to such Founder for transfer to the Offeror, one or more certificates, properly endorsed for transfer, which represent that number of shares of (i) Common Stock and/or (ii) Series C Preferred that is at such time convertible into the number of shares of Common Stock, in either such case, that such Investor elects to sell pursuant to this Section 1.02; PROVIDED, HOWEVER, that if the Offeror objects to the delivery of Series C Preferred in lieu of Common Stock, the participating Investors may convert into Common Stock the number of shares of Series C Preferred referred to in clause (ii) and deliver such shares of Common Stock to the Offeror.

     1.03 If an Investor elects to participate in the sale contemplated by the Purchase Offer, its stock certificates representing the number of shares to be sold by the Investor shall be transferred to the Offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the
Section 1.01 Notice. Upon its receipt of the stock certificates, the Offeror shall promptly remit to each Investor in immediately available funds that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.

     1.04 The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Securities made by a Founder shall not adversely affect their rights to participate in subsequent Securities sales by any Founder.

     1.05 Notwithstanding the foregoing, the participation rights of the Investors shall not pertain or apply to, and each Founder may effect without incurring any liability under this Agreement, any (a) pledge of Common Stock that creates a mere security interest made by such Founder in good faith to secure bona fide full recourse debt of the Founder, which debt such Founder has, at the time of such incurrence, a good faith and reasonable belief in his ability to repay in accordance with its terms, and (b) sales or transfers of securities to members of such Founder's immediate family (spouse, parents, children or grandchildren) or to a trust or trusts of which such Founder or such members of the immediate family are the sole beneficiaries, PROVIDED that such transferee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to such Founder.
All pledges of Common Stock made by a Founder in effect as of the date of this


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Agreement in compliance with Section 1.05 herein are set forth on Schedule 1.05 attached hereto.

                           RIGHTS UPON PROHIBITED TRANSFERS

     2.01 In the event any Founder should sell any Securities in contravention of the participation rights of the Investors under this Agreement (a "Prohibited Transfer"), the Investors may, upon the determination of holders of 66-2/3% in interest of the shares of Registrable Stock held by such Investors, proceed to protect and enforce their rights by suit in equity or by action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Investor or to take one or more of such actions. In addition to any other remedy at law or in equity available to the Investors, the Investors shall have the option to sell to such Founder, on a pro rata basis, a number of shares of Common Stock of the Company equal to the number of shares of Securities sold by the Founder in contravention of such rights on the following terms and conditions:

     (a) The price per share at which the shares are to be sold to such Founder shall be equal to the price per share paid to such Founder by the third party purchaser or purchasers of such Founder's Securities.

     (b) The Investors shall deliver to such Founder, within ninety (90) days after they have received notice from such Founder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

     (c) Such Founder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate Section 2.01 purchase price therefor, by certified check or bank draft made payable to the order of each Investor and shall reimburse each Investor for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

                                LEGENDED CERTIFICATES

     3.01 Each certificate representing Securities of each Founder shall be endorsed with the following legend:

     THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECOND AMENDED AND RESTATED CO-SALE AGREEMENT DATED JULY 26, 1995 BY AND AMONG THE HOLDER HEREOF, 3DX TECHNOLOGIES INC.


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     (THE "COMPANY"), CERTAIN FOUNDERS OF THE COMPANY AND CERTAIN  INVESTORS
     IN THE CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     3.02 The Section 3.01 legend shall be removed upon termination of this Agreement.

     3.03 The Company shall make appropriate notation in its stock transfer records of the restriction on transfer provided for in this Agreement.

                           MISCELLANEOUS PROVISIONS

     4.01 The rights granted to the Investors under this Agreement may be transferred but only

     (a) to a transferee who shall acquire not less than twenty percent (20%) of all of the shares of Series B Preferred, Series C Preferred, and Common Stock owned by such Investor; or

     (b) in connection with the distribution by Prior Investor of Series B Preferred or of Common Stock to the beneficial owners (including without limitation to partners of a limited or general partnership, stockholders of a corporation and beneficiaries of a trust) of securities of the Investor.

     4.02 All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered (i) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission; (ii) on the business day after the date sent, if sent by recognized overnight courier service and (iii) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:



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     (a)  If to the Founders, at their respective addresses
          set forth in the preamble hereto;

     (b)  If to the Company:

          3DX Technologies Inc.
          12012 Wickchester, Suite 205
          Houston, Texas 77079-1218
          Attention:  C. Eugene Ennis, President
          Facsimile:  (713) 579-9227

          with a copy to:

          Frederic A. Rubinstein, Esq.
          Kelley Drye & Warren
          101 Park Avenue
          New York, N.Y.  10005
          Facsimile:  (212) 808-7897

     (c)  If to the Investors, at their respective addresses set forth in
          Schedule 1 and Schedule 2 hereto;

          with copies to:

          John R. Holzgraefe, Esq.
          Jenkens & Gilchrist, a Professional Corporation
          1445 Ross Avenue, Suite 3200
          Dallas, Texas  75202-2799
          Facsimile: (214) 855-4300

          and

          Robert E. Crawford, Jr., Esq.
          Winstead Sechrest & Minick
          5400 Renaissance Tower
          1201 Elm Street
          Dallas, Texas 75270
          Facsimile: (214) 745-5390

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties in accordance with this Section 4.02.


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     4.03 This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     4.04 This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof, including without limitation the Original Co-Sale Agreement, which is hereby terminated and of no further force or effect. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party.

     4.05 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to principles of conflicts of law, and will, to the maximum extent practicable, be deemed to call for performance in Harris County, Texas.

     4.06 This Agreement may be executed one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.









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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.

                              THE COMPANY:

                              3DX TECHNOLOGIES INC.



                              By:
                                 -------------------------------------
                                   Name:
                                   Title:

                              PURCHASER:


                              - - - - - - - - - - - - - - - - - - - - - - - - -



                              By:
                                 -------------------------------------
                                   Name:
                                   Title:

                              PRIOR INVESTOR:


                              - - - - - - - - - - - - - - - - - - - - - - - - -



                              By:
                                 -------------------------------------
                                   Name:
                                   Title:


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                              FOUNDERS:



                              -------------------------------------
                                        C. Eugene Ennis



                              -------------------------------------
                                        Douglas C. Nester



                              -------------------------------------
                                        Peter M. Duncan